Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our reports dated June 9, 2005, with respect to the consolidated financial statements and schedule of STERIS Corporation and subsidiaries, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of STERIS Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended March 31, 2005 in the following Registration Statements and in the related Prospectuses:

Registration Number	Description

333-40058	Form S-8 Registration Statement—Nonqualified Stock Option Agreement between STERIS Corporation and Les C. Vinney

333-40082	Form S-8 Registration Statement—Nonqualified Stock Option Agreement between STERIS Corporation and Laurie Brlas and the Nonqualified Stock Option Agreement between STERIS Corporation and David L. Crandall

333-65155	Form S-8 Registration Statement—STERIS Corporation 1998 Long-Term Incentive Compensation Plan

333-55839	Form S-8 Registration Statement—Nonqualified Stock Option Agreement between STERIS Corporation and John Masefield and the Nonqualified Stock Option Agreement between STERIS Corporation and Thomas J. DeAngelo

333-32005	Form S-8 Registration Statement—STERIS Corporation 1997 Stock Option Plan

333-06529	Form S-3 Registration Statement—STERIS Corporation

333-01610	Post-effective Amendment to Form S-4 on Form S-8—STERIS Corporation

33-91444	Form S-8 Registration Statement—STERIS Corporation 1994 Equity Compensation Plan

33-91442	Form S-8 Registration Statement—STERIS Corporation 1994 Nonemployee Directors Equity Compensation Plan

33-55976	Form S-8 Registration Statement—STERIS Corporation 401(k) Plan

33-55258	Form S-8 Registration Statement—STERIS Corporation Amended and Restated Non-Qualified Stock Option Plan

33-63770	Form S-8 Registration Statement—Nonqualified Stock Option Agreement between STERIS Corporation and Charles L. Immel and Restricted Shares Agreement between STERIS Corporation and Charles L. Immel

333-63774	Form S-8 Registration Statement—Nonqualified Stock Option Agreement between STERIS Corporation and Peter A. Burke

333-101308	Form S-8 Registration Statement—STERIS Corporation 2002 Stock Option Plan

333-91302	Form S-8 Registration Statement- Nonqualified Stock Option Agreement between STERIS Corporation and Mark D. McGinley

/S/ ERNST & YOUNG LLP

Cleveland, Ohio

June 9, 2005